Subscription Agreement

Sanswire Corp.
101 NE 3rd Ave.
Suite 1500
Fort Lauderdale, FL 33301

Gentlemen:

1.           Subscription. Sanswire Corp., a Delaware corporation (the “Company”), hereby agrees to issue, and the undersigned subscriber (the “Purchaser”) hereby agrees to purchase, 3,809,524 shares of common stock of the Company (the “Shares”), subject to the terms and conditions set forth herein. The Shares are being issued by the Company in consideration of the payment of the Purchase Price (defined below).

2.           Purchase Price.  The purchase price for the shares is $400,000 (the “Purchase Price”).  The Purchase Price shall be paid by Purchaser as follows:

(a)           $100,000 has been paid prior to the execution of this Subscription Agreement, the receipt of which is hereby acknowledged by the Company; and

(b)           $300,000 upon the execution of this Subscription Agreement.

3.           Closing.

(a)           The date of execution of this Subscription Agreement by the parties hereto shall be referred to herein as the “Closing Date”.

(b)           The Company shall deliver to the Purchaser a stock certificate for the 3,809,524 Shares upon execution of this Subscription Agreement.

4.           Use of Subscription Proceeds.  The Company will use the proceeds received by it pursuant to this Subscription Agreement as follows:

(a)           $266,000 for the construction of the mid-altitude 34 metre unmanned airship (i.e., the “STS-111”).with such funds paid to Dr. Bernd – H. Kroplin and TAO Technologies (collectively “TAO”) to be credited against all amounts past due pursuant to the License and Intellectual Property Acquisition Agreement between the Company and TAO dated June 3, 2008, as amended (the “License Agreement”); and

(b)           The remaining funds to be used for the expenses of Sanswire Corp. (Florida) as directed by its management.

5.           Representations, Warranties, Covenants and Agreements of the Purchaser. In order to induce the Company to execute and deliver this Subscription Agreement and to issue and sell the Shares to the Purchaser, the Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

(a)            The Purchaser acknowledges that the offer, issuance and sale to it of the Shares is intended by the Company to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”),  and as such the Shares have not been registered with the Securities and Exchange Commission (the “Commission”).

(b)            The Purchaser represents and warrants to the Company that the Purchaser has had the opportunity to ask questions of, and to receive answers from the officers and employees of the Company concerning the Company and its business, affairs and operations, and the transactions contemplated by this Subscription Agreement. The Purchaser acknowledges that the Company's officers and employees have answered all inquiries made on behalf of the Purchaser in connection herewith to the satisfaction of the person or persons making such inquiry.

(c)             The Purchaser represents and warrants to the Company that the Purchaser has such knowledge and experience in financial and business matters that it is capable of understanding the information provided to it by the Company and of evaluating the merits and risks of its investment in the Shares.

(d)             The Purchaser represents and warrants to the Company that the Shares are not being acquired by the Purchaser with a view to, or for resale in connection with, any “distribution” within the meaning of the Act.

(e)             The Purchaser acknowledges that the Shares have not been registered under the Act. The Purchaser acknowledges and agrees that, as such, the Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of unless they are registered under the Act or an exemption from such registration is available. The Purchaser acknowledges that an opinion of legal counsel to the Company is required in connection with any sale, assignment, transfer, conveyance, pledge or other disposition of the Shares and that no such opinion will be given by such legal counsel unless and until such counsel receives satisfactory evidence that the sale, assignment, transfer, conveyance, pledge or other disposition of the Shares complies with applicable law (the effective Registration Statement referred to in Section 4 hereof shall be satisfactory evidence for such purposes).

(f)              The Purchaser acknowledges that any and all certificates representing the Shares will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT”), OR ANY STATE SECURITIES ACT. RATHER, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE IN THE OPINION OF COUNSEL TO THE ISSUER.

(g)           The Purchaser represents and warrants to the Company that (i) it has full power and authority to execute and deliver this Subscription Agreement, (ii) this Subscription Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser and (iii) this Subscription Agreement is enforceable against the Purchaser in accordance with its terms.

(h)           The Purchaser acknowledges that the Company has offered and may offer to sell its securities to other purchasers on terms different herefrom, and that the Purchaser has specifically negotiated the terms of this transaction with the Company.

6.           Representations, Warranties, Covenants and Agreements of the Company.  In order to induce the Purchaser to execute and deliver this Subscription Agreement and to issue and purchase the Shares from the Company, the Company represents and warrants to, and covenants and agrees with, the Purchaser as follows:

(a)           (i) It has full power and authority to execute and deliver this Subscription Agreement, (ii) this Subscription Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and (iii) this Subscription Agreement is enforceable against the Company in accordance with its terms.

(b)           The Shares, when issued, will be fully paid, validly issued and non-assessable and the Shares will be delivered to Purchaser hereunder free and clear of all liens, claims and encumbrances whatsoever.

(c)           The authorization, execution, delivery and performance of this Subscription Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a breach or default under any provision of any instrument, judgment, order, writ, decree or agreement to which the Company or any subsidiary or affiliated entity is a party or by which it or them is bound.

(d)There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company currently threatened against the Company in any way relating to the validity of this Agreement or the right of the Company to enter into or to perform this Agreement or consummate the transactions contemplated hereby.

(e)           TAO has not declared an event of default under the June 3, 2008 agreement and any non-payment or late-payment of funds pursuant thereto has a one-year cure period.

(f)           The Company has not received any notice, claim or demand from the Securities and Exchange Commission (the “Commission”), or any other regulatory authority, seeking or requiring a temporary or permanent suspension of trading in the publicly owned shares of common stock of the Company.

7.           Current Filings.  The Company agrees that until the later of the date on which all of the Shares to be issued hereunder have been sold or one year from the date of the last issuance of such Shares, it will keep current in filing all reports and materials required to be filed with the Commission in order to permit the Services Provider to sell the Shares under Rule 144.

8.           Survival.  The Purchaser and the Company acknowledge and agree that all of their representations, warranties, covenants and agreements contained herein shall survive the Closing Date.

9.           Governing Law.  This Subscription Agreement shall be governed by, and shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

10.         Notices.  Any and all notices and other communications given pursuant to this Subscription Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, receipt acknowledged, or when delivered by registered or certified mail, postage prepaid, return receipt requested, to the Company and to the Purchaser at their respective addresses set forth beneath their signatures below.  A copy of any notice to Purchaser hereunder shall be sent simultaneously Robert L. Blessey, Esq., 51 Lyon Ridge Road, Katonah, New York 10536.

11.         Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Subscription Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

12.         Benefits: Binding Effect.   This Subscription Agreement shall be for the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Neither this Subscription Agreement nor any of the rights or obligations of the parties hereto  shall be assigned in the absence of the written consent of the non-assigning party.

13.         Jurisdiction and Venue. Any claim arising out of, connected with, or in any way related to this Subscription Agreement which results in litigation shall be instituted and adjudicated (a) in the Federal District Court for the Southern District of Florida or in the State Court for Broward County, Florida with respect to a claim asserted by the Company or (b) in the Federal District Court for the Southern District of New York or in the New York State Supreme Court, New York County, with respect to any claim asserted by Purchaser.  In no event shall either party to this Subscription Agreement contest the personal jurisdiction of such courts over or the venue of such courts with respect to any such litigation. In the event of any such litigation, the party prevailing therein shall be reimbursed by the non-prevailing party for all costs and expenses (including legal fees) incurred by the prevailing party in connection therewith.

14.         Expenses.  Each of the Company and Purchaser shall bear their respective costs and expenses in connection with the negotiation and consummation of this Subscription Agreement.

15.         Gender. In this Subscription Agreement, any reference to the masculine gender shall mean and include the feminine gender.

16.         Headings.  The headings contained in this Subscription Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

17.         Counterparts. This Subscription Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.  This Subscription Agreement may be executed by facsimile transmission, which transmission will be deemed to be an original and considered fully legal and binding on all of the signatories hereto.

18.         Absence of Official Evaluation. Purchaser understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, nor any recommendation for or endorsement of the Shares offered hereby.

19.         Additional Financing. Purchaser further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring additional equity and/or debt financing.

20.         Nonreliance. Purchaser is not relying on the Company or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of Purchaser's investment in the Company.

21.         No General Solicitation. Purchaser is not subscribing for the Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than an authorized representative of the Company.

22.         Regulation D Offering.  The offer and issuance of the Shares to the Purchaser is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. The Company will provide, at the Company's expense, such legal opinions in the future as are reasonably necessary for the issuance and/or resale of the Shares.

IN WITNESS WHEREOF, the Purchaser and the Company have executed and delivered this Subscription Agreement as of April ___, 2009.

GLOBAL TELESAT CORP.

By:_________________________________
David Phipps, President and
Chief Executive Officer
Address:	51 Lyon Ridge Road
Katonah, New York 10536

SANSWIRE CORP.

By:_______________________________
Jonathan Leinwand,
Chief Executive Officer
Address:	101 NE 3RD AVE.
SUITE 1500
FORT LAUDERDALE, FL 33301